UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2010

BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-132547	20-4350486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E Rio Salado Parkway, Suite 900, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 253-0323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On January 5, 2011, we issued a news release announcing the appointment of Mr. Hank Konerko to the company’s board of directors. We also announced that current director Mr. Mike Schifsky has expanded his role in the company to become interim chief financial officer.

Hank Konerko – Director

Hank Konerko offers more than 40 years of success in corporate and private business ventures.  During his 20 year career with Phelps Dodge Corp (now part of Freeport McMoRan, NYSE ticker FCX) he served as President until his retirement in 1998, where he was responsible for the domestic and international mining operations.  He remains active in many business endeavors including an Arizona-based venture capital firm where investment and banking relationships exist with Goldman Sachs, Merrill Lynch, Fidelity, Smith Barney, Goldwater Bank, Chase Bank and Compass Bank. He is also currently the owner/manager of a residential and commercial real estate investment company and a medical infusion medication company. In addition, he serves as CEO and board member of a non-profit medical health care organization named Mission of Mercy serving the areas of Maryland, Pennsylvania, Texas and Arizona. Mr. Konerko has undergraduate degrees in accounting and business administration. His advanced degrees include an MS in management and a Ph.D. in international management. He has also completed the Advanced Management Program at Harvard Business School. He currently resides in Scottsdale, Arizona.

Michael Schifsky – Director, Interim Chief Financial Officer

Michael Schifsky is a seasoned professional with over 25 years of financial and operational management experience and has served as a Chief Financial Officer with both public and private companies.  His background includes significant roles in organizations ranging from large established public companies to small and mid-sized rapid growth enterprises where he gained critical experience in leadership and organizational development, capital formation, mergers and acquisitions, SEC financial reporting, Sarbanes-Oxley compliance requirements and corporate governance.

As a Chief Financial Officer, he has played critical roles in the successful growth of closely held and private equity backed organizations in the manufacturing and distribution industries.  Mr. Schifsky also has served in consulting and financial advisory roles for such notable companies as American Express, Apollo Group, and Amcor Limited.

From 2006 to 2007, Mr. Schifsky served as Chief Financial Officer and director for Clear Choice Financial, Inc.  From 2008 to August 2009, he was an independent consultant providing financial advisory services and served as interim Chief Financial Officer for MD Helicopters.  From September of 2009 to present, Mr. Schifsky has served as Chief Financial Officer for Millennium Energy Group, an early stage high tech energy storage solutions provider for the alternative energy telecommunications industries.  He began his career in the Philadelphia office of Ernst & Young, a Big Four accounting firm where he earned his CPA.  Mr. Schifsky graduated from Villanova University in 1983 with a B.S. Accountancy.  Mr. Schifsky resides in Chandler, Arizona.

Our board of directors now consists of Steve Rix, John Glasscock, James G. Baughman,Michael Schifsky and Hank Konerko.  There have been no transactions between our company and Mr. Konerko or Mr. Schifsky since the company’s last fiscal year which would be required to be reported herein.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.
/s/ “Steven Rix”
Steven Rix
Chief Executive Officer
January 4, 2011